As filed with the Securities and Exchange Commission on June 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	27-4443543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

640 Fifth Avenue 12th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip code)

SuRo Capital Corp. Second Amended and Restated 2019 Equity Incentive Plan

(Full title of the plan)

Mark D. Klein

Chief Executive Officer and President

SuRo Capital Corp.

640 Fifth Avenue

12th Floor

New York, NY 10019

(Name and address of agent for service)

 (212) 931-6331

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 2,390,186 additional shares of common stock, par value $0.01 per share (“Common Stock”), of SuRo Capital Corp. (the “Registrant” or “Company”) to be issued pursuant to the SuRo Capital Corp. Second Amended and Restated 2019 Equity Incentive Plan (the “Plan”). The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019 (File No. 333-233755) and July 2, 2020 (File No. 333-239662), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered pursuant to such registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated herein by reference and made a part hereof:

(a)(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 12, 2025;

(a)(2)	the Company’s Definitive Proxy Statement filed with the SEC on April 11, 2025 (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

(b)(1)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 7, 2025;

(b)(2)	the Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2025, April 4, 2025, April 7, 2025, and May 30, 2025; and

(c)	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on April 27, 2011, to register the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1	SuRo Capital Corp. Second Amended and Restated 2019 Equity Incentive Plan*

5.1	Opinion of Eversheds Sutherland (US) LLP*

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1 hereto)*

23.2	Consent of Marcum LLP*

24.1	Power of Attorney (included on signature page)*

107	Filing Fee Table*

*                Filed herewith.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2025.

SURO CAPITAL CORP.

By:	/s/ Mark D. Klein
Name: Mark D. Klein
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark D. Klein with full power to act as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Mark D. Klein	Chief Executive Officer and President (Principal Executive Officer)	June 10, 2025
Mark D. Klein

By:	/s/ Allison Green	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary (Principal Financial Officer and Accounting Officer)	June 10, 2025
Allison Green

By:	/s/ Leonard A. Potter	Director	June 10, 2025
Leonard A. Potter

By:	/s/ Ronald M. Lott	Director	June 10, 2025
Ronald M. Lott

By:	/s/ Marc Mazur	Director	June 10, 2025
Marc Mazur

By:	/s/ Lisa Westley	Director	June 10, 2025
Lisa Westley